UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 8, 2016

Date of Report (Date of earliest event reported)

TRITON EMISSION SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-33309	33-0953557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 San Francisco St., Suite 201 San Juan, Puerto Rico		00901
(Address of principal executive offices)		(Zip Code)

1 (800) 648-4287

Registrant's telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 8, 2016, Triton Emission Solutions Inc. (the “Company”) entered into a formal definitive agreement (the “Third KFBV Loan Agreement”) with KF Business Ventures, LP (the “Lender”) with respect to the subject matter of that binding letter agreement between the Company and the Lender dated December 17, 2015 (the “Letter Agreement”).   Robert C. Kopple, Chairman of the Company’s Board of Directors is the principal of the Lender.  The Third KFBV Loan Agreement supersedes and replaces the terms of the Letter Agreement.

As contemplated under the Letter Agreement, the Lender has agreed to lend to the Company up to $1,500,000 (the “Third KFBV Loan”), to be advanced in five equal installments of $300,000 each, the first two installments of which have been advanced.  The remaining $900,000 will be advanced in equal installments on the first day of each calendar month following the date of the Third KFBV Loan Agreement.

The principal outstanding under the Third KFBV Loan bears interest at a rate of 10% per annum, compounded monthly, and is payable in a single lump-sum payment of principal and all accrued and unpaid interest on January 15, 2017 (the “Maturity Date”). At the Lender’s discretion, principal and accrued but unpaid interest under the Third KFBV Loan may be converted into shares of the Company’s common stock at a conversion price of $0.10 per share, in minimum increments of $250,000. The Company has the right to prepay the amounts outstanding under the Loan at any time in minimum increments of $250,000, subject to the Lender’s right to exercise its conversion rights.

As additional consideration for the Lender agreeing to advance the Third KFBV Loan, the Company:

(a)

issued to the Lender non-transferrable share purchase warrants for a total of 8,000,000 shares of the Company’s common stock, exercisable at a price of $0.10 per share (the “Third KFBV Loan Warrants”) expiring on January 15, 2021; and

(b)

amended the terms of the 18,854,546 warrants (the “Existing Warrants”) previously issued to the Lender under the terms of the Company’s previous loan agreements with the Lender dated for reference January 15, 2014 and July 28, 2014, as amended (the “Existing Loan Agreements”) such that the exercise price for the Existing Warrants is now $0.10 per share and the expiration date for the Existing Warrants is January 15, 2021.

The Company also exercised its right to extend the maturity date of the loans granted under the Existing Loan Agreements to January 15, 2017 by issuing to the Lender warrants to purchase up to 2,531,652 shares of the Company’s common stock for an exercise price of $0.10 per share expiring on September 1, 2021.

As contemplated under the Letter Agreement, Rasmus Norling, the Company’s President and Chief Technical Officer, and the Lender also agreed to extend the due dates of their respective bridge loans to the Company (totaling $400,000 and $200,000, respectively) to December 31, 2016.

The foregoing description of the Third KF Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Third KF Loan Agreement attached as Exhibit 10.1 hereto.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

As more fully described in Item 1.01 of this report, on January 8, 2016, the Company issued warrants for the purchase of up to an aggregate of 10,531,652 shares of the Company’s common stock to the Lender, at the price and for the term described in Item 1.01 of this report.  The sale of the warrants to the Lender was completed pursuant to the exemptions from registration provided by Rule 506 of Regulation D of the Securities Act of 1933 on the basis of representations provided by the Lender that it is an “accredited investor” as defined in Rule 501 of Regulation D.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Exhibit	Description
10.1	Loan Agreement dated January 8, 2016 between Triton Emission Solutions Inc. and KF Business Ventures, LP.
10.2	Amendment Agreement to those loan agreements dated as of January 15, 2014, July 28, 2014, and August 31, 2015 between Triton Emission Solutions Inc. and KF Business Ventures, LP dated January 8, 2016.
10.3	Amendment Agreement to those loan agreements dated July 28, 2015 and November 6, 2015 between Triton Emission Solutions Inc. and Paer Tomas Rasmus Norling dated January 8, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRITON EMISSION SOLUTIONS INC.

Date: February 1, 2016	By: /s/ Anders Aasen
Name: Anders Aasen
Title: Chief Executive Officer

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